As filed with the Securities and Exchange Commission on June 19, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRICO MARINE SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1252405 (I.R.S. Employer Identification No.)

2401 Fountainview, Suite 920
Houston, Texas  77057
(Address of principal executive offices, including zip code)

______________________

Trico Marine Services, Inc. Amended and Restated 2004 Stock Incentive Plan
(Full title of the plan)

Trevor Turbidy
President, Chief Executive Officer, and Director
Trico Marine Services, Inc.
2401 Fountainview, Suite 920
Houston, Texas 77057
(Name and address of agent for service)

(713) 780-9926
(Telephone number, including area code, of agent for service)

Copy to:

Kevin P. Lewis
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin, Suite 2300
Houston, Texas 77002-6760
______________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee(3)
Common Stock, par value $.01 per share	750,000	$28.70	$21,525,000	$2,303
(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Trico Marine Services, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices reported on the Nasdaq National Market on June 14, 2006.

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 750,000 shares of Common Stock under the Plan. A Registration Statement on Form S-8 (Registration No. 333-123361) has been previously filed for the 750,000 existing shares of Common Stock under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 to register an additional 750,000 shares of our Common Stock, par value $0.01 per unit (the “Common Stock”), for issuance under the Trico Marine Services, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”).

We previously filed a registration statement on Form S-8 (Reg. No. 333-123361) on March 16, 2005 covering 750,000 shares of Common Stock authorized for issuance under the Plan. Pursuant to General Instruction E to Form S-8, the contents of that earlier registration statement, including the periodic and current reports that we filed with the Securities and Exchange Commission after the effectiveness of the earlier registration statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

Item 8. Exhibits.

No. Description

4.1
Second Amended and Restated Certificate of Incorporation of Trico Marine Services, Inc. (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Commission on March 16, 2005).

4.2	Third Amended and Restated Bylaws of Trico Marine Services, Inc. (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on June 16, 2005).

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K filed with the Commission on March 16, 2005).

4.4
Trico Marine Services, Inc. Amended and Restated 2004 Stock Incentive Plan (Incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2006).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
_______________

* filed herewith

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of June, 2006.

TRICO MARINE SERVICES, INC.

By   /s/ Trevor Turbidy
Trevor Turbidy
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trevor Turbidy and Geoff A. Jones and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Trevor Turbidy Trevor Turbidy	President, Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2006
/s/ Geoff A. Jones Geoff A. Jones	Vice President and Chief Financial Officer (Principle Financial Officer and Principal Accounting Officer)	June 19, 2006
/s/ Joseph S. Compofelice Joseph S. Compofelice	Non-executive Chairman of the Board of Directors	June 19, 2006
/s/ Per Staehr Per Staehr	Director	June 19, 2006
/s/ Richard A. Bachmann Richard A. Bachmann	Director	June 19, 2006
/s/ Kenneth M. Burke Kenneth M. Burke	Director	June 19, 2006
/s/ Edward C. Hutcheson, Jr. Edward C. Hutcheson, Jr.	Director	June 19, 2006
/s/ Myles W. Scoggins Myles W. Scoggins	Director	June 19, 2006

INDEX TO EXHIBITS

No. Description

4.1
Second Amended and Restated Certificate of Incorporation of Trico Marine Services, Inc. (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Commission on March 16, 2005).

4.2	Third Amended and Restated Bylaws of Trico Marine Services, Inc. (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on June 16, 2005).

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K filed with the Commission on March 16, 2005).

4.4
Trico Marine Services, Inc. Amended and Restated 2004 Stock Incentive Plan (Incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2006).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
_______________

* filed herewith